EXHIBIT 10.2

The form of Deferred Stock Unit Award Agreement (the “Agreement”), filed as Exhibit 10.6 to the Registrant’s Quarterly Report on From 10-Q for the quarterly period ended June 30, 2008, contains blanks where the executive’s name, target number of shares, grant date, vesting date, performance period, shortened performance period start date, and months in term provided under the Agreement vary for each executive.  The information for the executive officer who entered into the Agreement is provided in the following chart:

Executive Officer	Target number of shares	Grant date	Vesting date	Performance period	Shortened performance period start date	Months in term
Joseph J. MarcAurele	12,500	January 20 , 2010	January 20, 2013	January 1, 2010 through December 31, 2012	January 1, 2010	36